INSITUFORM EAST, INCORPORATED

EXHIBIT 23.0




                          INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in Registration Statement No. 33-60165 of Insituform East, Incorporated on Form S-8 of our report dated September 21, 2001, appearing in this Annual Report on Form 10-K of Insituform East, Incorporated for the year ended June 30, 2001.



/s/ Deloitte & Touche, LLP
Deloitte & Touche, LLP
McLean, VA

October 3, 2001